UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 25, 2007
TEKTRONIX, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	001-04837 (Commission File Number)	93-0343990 (I.R.S. Employer Identification No.)

14200 SW Karl Braun Drive Beaverton, Oregon (Address of principal executive offices)	97077 (Zip Code)

Registrant’s telephone number, including area code: (503) 627-7111
No Change
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Purchase Agreement
     On June 25, 2007, Tektronix, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $300.0 million aggregate principal amount of its 1.625% Senior Convertible Notes due 2012 (the “Notes”) to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Citigroup Global Markets Inc. (collectively, the “Initial Purchasers”). The Company also granted the Initial Purchasers an option to purchase up to an additional $45.0 million aggregate principal amount of the Notes to cover over-allotments, if any. The Initial Purchasers exercised this option in full. The net proceeds from the sale of the Notes, after deducting the Initial Purchasers’ discount of $8,625,000 and the estimated offering expenses payable by the Company, were approximately $336 million. The Purchase Agreement contains customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The closing of the sale of the Notes occurred on June 29, 2007. The Notes and the shares of the Company’s common stock, without par value (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes, as described below and as more fully set forth in the Indenture (as defined below), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The Initial Purchasers have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions.
Indenture
     On June 29, 2007, the Company entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), regarding the Notes. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Company maintains various banking relationships with the Trustee in the ordinary course of business, including unsecured bank credit facilities. The Trustee receives customary fees in connection therewith.
     Conversion; Repurchase. The Notes will be convertible only under certain circumstances, as described below, at an initial conversion rate of 25.1538 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $39.76 per share), subject to adjustment. Upon conversion of a Note, in lieu of shares of Common Stock, a holder will receive cash in an amount equal to the lesser of $1,000 and the conversion value of the Note (determined in accordance with the terms of the Indenture) and, if the conversion value is greater than $1,000, payment of the excess value, at the Company’s option, in the form of cash, shares of Common Stock or a combination of cash and Common Stock. Holders may convert their Notes prior to the close of business on the second business day before the maturity date based on the applicable conversion rate only under the following circumstances:
•	during any calendar quarter beginning after September 30, 2007 (and only during such calendar quarter), if the closing price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the applicable conversion price per share, which is $1,000 divided by the then applicable conversion rate;

•	during any five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of the Common Stock on such day and the conversion rate per $1,000 principal amount of Notes;

•	if specified distributions to holders of the Common Stock are made, as set forth in the Indenture;

•	if a fundamental change occurs (a “fundamental change” will be deemed to have occurred upon a change of control or a termination of trading, each as defined in the Indenture); or

•	at any time beginning on June 15, 2012 and ending at the close of business on the second business day preceding the maturity date.
     The holders of the Notes who convert their Notes in connection with a fundamental change (as defined in the Indenture) may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, if a fundamental change occurs, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
     Interest Payments; Maturity Dates. The Notes will bear interest at a rate of 1.625% per year, payable semiannually in arrears in cash on January 15 and July 15 of each year, beginning on January 15, 2008. The Notes will mature on July 15, 2012.
     Ranking. The Notes are the Company’s unsecured and unsubordinated obligations and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Notes effectively rank junior to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and to all liabilities of the Company’s subsidiaries.
     Events of Default. The Indenture contains customary terms and covenants that upon certain events of default, including without limitation, failure to pay when due any principal or interest amount or fundamental change repurchase price or certain cross defaults in other agreements or instruments, occurring and continuing, either the Trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company or any significant subsidiary of the Company, the principal amount of the Notes and accrued interest automatically become due and payable.
Registration Rights Agreement
     In connection with the closing of the sale of the Notes, on June 29, 2007, the Company entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
     Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, to file a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes no later than 120 days after the original issuance of the Notes and to use its commercially reasonable efforts to cause such shelf registration statement to become effective as promptly as practicable, but in no event later than 210 days after the original issuance of the Notes. The Company also has agreed to use its commercially reasonable efforts to keep the shelf registration statement effective until the earliest of (1) the sale pursuant to the shelf registration statement of the Notes and all of the shares of Common Stock issuable upon conversion of the Notes, (2) the date when such securities held by non-affiliates may be sold immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act, or any successor provision, and (3) the date that is two years from the original issuance of the Notes, subject to certain exceptions set forth in the Registration Rights Agreement. Subject to certain exceptions and limitations as set forth in the Registration Rights Agreement, additional interest will accrue on the Notes (i) if the shelf registration statement has not been filed with the Securities and Exchange Commission (“SEC”) within 120 days after the original issuance of the Notes, (ii) if the shelf registration statement has not become effective within 210 days after the original issuance of the Notes, (iii) if the shelf registration statement shall cease to be effective or fail to be usable without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, that cures the failure of the shelf registration statement to be effective or usable, or (iv) the use of the prospectus included in the shelf registration statement has been suspended for longer than the permitted period. Additional interest will not accrue if the Company is eligible for, and elects to utilize, the “automatic shelf” registration procedure on Form S-3 available to “well-known seasoned issuers” and files a shelf registration statement with the SEC no later than 150 days after the original issuance of the Notes, which shelf registration statement shall become effective upon filing. If a holder has converted some or all of its Notes into Common Stock, the holder will not be entitled to receive any additional interest with respect to such Common Stock or the principal amount of the Notes converted.
Convertible Note Hedge and Warrant Transactions
     In connection with the sale of the Notes, the Company entered into convertible note hedge transactions with respect to the Common Stock (the “Call Options”) with Merrill Lynch International and Citibank, N.A. (collectively, the “Hedge Dealers”). The Call Options cover, subject to customary anti-dilution adjustments, 8,678,061 shares of Common Stock in the aggregate at exercise prices equal to approximately $39.76. The Company paid an aggregate amount of approximately $74.5 million for the Call Options. Copies of the Confirmations of OTC Convertible Note Hedge with each Hedge Dealer relating to the Call Options, which confirmations were entered into on June 25, 2007 and amended and restated on June 29, 2007 to reflect the exercise of the over-allotment option, are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.
     In connection with the sale of the Notes, the Company also entered into separate warrant transactions with Merrill Lynch Financial Markets, Inc. and Citibank, N.A. (collectively, the “Warrant Dealers”), whereby in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, the Company sold to the Warrant Dealers warrants (the “Warrants”) to purchase in the aggregate 8,678,061 shares of Common Stock, subject to customary anti-dilution adjustments, at an exercise price of approximately $49.26 per share of Common Stock. The Warrants may be exercised over a 100-day trading period commencing October 15, 2012. The Company received aggregate proceeds of approximately $44 million from the sale of the Warrants. Copies of the Confirmations of OTC Warrant Transaction with each Warrant Dealer relating to the Warrants, which confirmations were entered into on June 25, 2007 and amended and restated on June 29, 2007 to reflect the exercise of the over-allotment option, are attached hereto as Exhibits 10.4 and 10.5 and are incorporated herein by reference.
     The Call Options and the Warrants are separate contracts entered into by the Company with the Hedge Dealers and Warrant Dealers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Call Options are intended to offset potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the exercise price of the Call Options, which is equal to the initial conversion price of the Notes and is subject to certain customary adjustments.
     If the market value per share of the Common Stock at the time of conversion of the Notes is above the exercise price of the applicable Call Options, the Call Options entitle the Company to receive from the Hedge Dealers net shares of Common Stock, cash or a combination of cash and shares of Common Stock, depending on the consideration paid by the Company upon conversion of the underlying Notes, based on the excess of the then current market price of the Common Stock over the exercise price of the Call Options. Additionally, if the market price of the Common Stock at the time of exercise of the applicable Warrants exceeds the exercise price of the Warrants, the Company will owe the Warrant Dealers net shares of Common Stock or cash, not offset by the Call Options, in an amount based on the excess of the then current market price of the Common Stock over the exercise price of the applicable Warrants.
     These transactions will generally have the effect on the Company of increasing the conversion price of the Notes to approximately $49.26 per share of Common Stock, representing an approximate 42.5 percent premium based on the last reported sale price of $34.57 per share on June 25, 2007.
General
     The Notes, the underlying Common Stock issuable upon conversion of the Notes, the Warrants and the underlying Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     The foregoing descriptions do not purport to be complete descriptions of the terms of the Purchase Agreement, the Indenture, the Notes, the rights of the holders of the Notes, the Registration Rights Agreement, the Confirmations of OTC Convertible Note Hedge or the Confirmations of OTC Warrant Transaction. Such descriptions are qualified in their entirety by reference to the full terms and provisions of the Purchase Agreement, the Indenture (including the form of Senior Convertible Note due 2012), the Registration Rights Agreement, the Confirmations of OTC Convertible Note Hedge and the Confirmations of OTC Warrant Transaction.
Private Share Repurchase
     Contemporaneously with the sale of the Notes, on June 29, 2007, the Company closed the repurchase of approximately $110 million worth of shares of Common Stock (3,181,900 shares of Common Stock at $34.57, the last reported sale price of the Common Stock on June 25, 2007) in privately negotiated transactions.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
     The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
4.1	Indenture related to the Senior Convertible Notes due 2012, dated as of June 29, 2007, between Tektronix, Inc. and U.S. Bank National Association, as trustee (including form of 1.625% Senior Convertible Note due 2012)

4.2	Registration Rights Agreement, dated as of June 29, 2007, between Tektronix, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.1	Purchase Agreement, dated as of June 25, 2007, among Tektronix, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Citigroup Global Markets Inc.

10.2	Confirmation of OTC Convertible Note Hedge, dated June 29, 2007, between Tektronix, Inc. and Merrill Lynch International

10.3	Confirmation of OTC Convertible Note Hedge, dated June 29, 2007, between Tektronix, Inc. and Citibank, N.A.

10.4	Confirmation of OTC Warrant Transaction, dated June 29, 2007, between Tektronix, Inc. and Merrill Lynch Financial Markets, Inc.

10.5	Confirmation of OTC Warrant Transaction, dated June 29, 2007, between Tektronix, Inc. and Citibank, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 29, 2007

TEKTRONIX, INC.
By:	/s/ JAMES F. DALTON
James F. Dalton
Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture related to the Senior Convertible Notes due 2012, dated as of June 29, 2007, between Tektronix, Inc. and U.S. Bank National Association, as trustee (including form of 1.625% Senior Convertible Note due 2012)

4.2	Registration Rights Agreement, dated as of June 29, 2007, between Tektronix, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.1	Purchase Agreement, dated as of June 25, 2007, among Tektronix, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Citigroup Global Markets Inc.

10.2	Confirmation of OTC Convertible Note Hedge, dated June 29, 2007, between Tektronix, Inc. and Merrill Lynch International

10.3	Confirmation of OTC Convertible Note Hedge, dated June 29, 2007, between Tektronix, Inc. and Citibank, N.A.

10.4	Confirmation of OTC Warrant Transaction, dated June 29, 2007, between Tektronix, Inc. and Merrill Lynch Financial Markets, Inc.

10.5	Confirmation of OTC Warrant Transaction, dated June 29, 2007, between Tektronix, Inc. and Citibank, N.A.